Exhibit 77(q)(1)(e)(2)


                         AMENDED AND RESTATED SCHEDULE 1

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                               ING MAYFLOWER TRUST

                                       and

                              ING INVESTMENTS, LLC


Fund                                     Annual Investment Management Fee
----                                     --------------------------------
                                   (as a percentage of average daily net assets)

ING International Value Fund                         1.00%